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                                                                     EXHIBIT 4.2

                                                                  CONFORMED COPY


          FIRST SUPPLEMENTAL INDENTURE dated as of April 30 (this "Supplemental
                                                                   ------------
Indenture"), among Consultoria Jafra, S.A. de C.V., Distribuidora Venus, S.A. de
---------
C.V., Dirsamex, S.A. de C.V., Reday, S.A. de C.V., Qualifax, S.A. de C.V., and Jafra Cosmetics, S.R.L., each a corporation organized under the laws of Mexico, (each a "Jafra S.A. Subsidiary Guarantor" and, collectively, the "Jafra S.A.
         -------------------------------                           ----------
Subsidiary Guarantors"), CDRJ Acquisition Corporation (to be renamed Jafra
---------------------
Cosmetics International, Inc.), a corporation duly organized and existing under the laws of the State of Delaware, and Jafra Cosmetics International, S.A. de C.V., a corporation organized under the laws of Mexico (together with their respective successors and assigns, the "Issuers"), each other then existing Note
                                        -------
Guarantor under the Indenture referred to below (the "Existing Guarantors"), and
                                                      -------------------
State Street Bank and Trust Company, as Trustee under the Indenture referred to below.

                             W I T N E S S E T H:

          WHEREAS, the Issuers, the Existing Guarantors and the Trustee have heretofore become parties to an Indenture, dated as of April 30, 1998, as amended (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of 11 3/4% Senior Subordinated Notes
 ---------
Due 2008 of the Issuers (the "Notes");
                              -----

          WHEREAS, Section 1308 of the Indenture provides that the Issuers are required to or may cause certain Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary Guarantors shall guarantee their relevant parent Issuer's obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein and in Article Thirteen of the Indenture;

          WHEREAS, each Subsidiary Guarantor hereto desires to enter into such supplemental indenture for good and valuable consideration, including but not limited to substantial economic benefit in that the financial performance and condition of such Subsidiary Guarantor is dependent on the financial performance and condition of the relevant Issuer, the obligations hereunder of which such Subsidiary Guarantor has guaranteed, and on such Subsidiary Guarantor's access to working capital through such Issuer's access to revolving credit borrowings under the Senior Credit Agreement; and

          WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the
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Subsidiary Guarantors, the Issuers, the Existing Guarantors and the Trustee
mutually covenant and agree for the benefit of the Holders of the Notes as follows:

          1.  Defined Terms.  As used in this Supplemental Indenture, terms
              -------------
defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

          2.  Agreement to Guarantee.  Each Jafra S.A. Subsidiary Guarantor
              ----------------------
hereby agrees, jointly and severally with all other Jafra S.A. Subsidiary Guarantors and fully and unconditionally, to guarantee, on a senior subordinated basis, the Guaranteed Jafra S.A. Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article Thirteen of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Note Guarantor. The Note Guarantee of each Jafra S.A. Subsidiary Guarantor is subject to the subordinate provisions of the Indenture.

          3.  Termination, Release and Discharge.  Each Jafra S.A. Subsidiary
              ----------------------------------
Guarantor's Note Guarantee shall terminate and be of no further force or effect, and such Jafra S.A. Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Note Guarantee, as and when provided in
Section 1303 of the Indenture.

          4.  Parties.  Nothing in this Supplemental Indenture is intended or
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shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of each Note Guarantor's Note Guarantee hereunder or any provision contained herein or in Article Thirteen of the Indenture.

          5.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY
              -------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRUSTEE, THE ISSUERS, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

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          6.  Ratification of Indenture; Supplemental Indentures Part of
              ----------------------------------------------------------
Indenture. Except as expressly amended hereby, the Indenture is in all respects
---------
ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

          7.  Counterparts.  The parties hereto may sign one or more copies of
              ------------
this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

          8.  Headings.  The section headings herein are for convenience of
              --------
reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.


                              CONSULTORIA JAFRA, S.A. de C.V., as Jafra S.A. Subsidiary Guarantor


                              By: /s/ Thomas E. Ireland
                                 -----------------------------------------------
                                  Name: Thomas E. Ireland
                                  Title: Attorney In Fact


                              DISTRIBUIDORA VENUS, S.A. de C.V., as Jafra S.A. Subsidiary Guarantor


                              By: /s/ Ralph S. Mason III
                                 -----------------------------------------------
                                  Name: Ralph S. Mason III
                                  Title: Vice Chairman, Executive Vice
                                         President and General Counsel


                              DIRSAMEX, S.A. de C.V., as Jafra S.A. Subsidiary Guarantor


                              By: /s/ Ralph S. Mason III
                                 -----------------------------------------------
                                  Name: Ralph S. Mason III
                                  Title: Vice Chairman, Executive Vice
                                         President, General Counsel


                              REDAY, S.A. de C.V., as Jafra S.A. Subsidiary Guarantor


                              By: /s/ Thomas E. Ireland
                                 -----------------------------------------------
                                  Name: Thomas E. Ireland
                                  Title: Attorney In Fact

                                       4
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                              QUALIFAX, S.A. de C.V., as Jafra S.A. Subsidiary
                              Guarantor


                              By: /s/ Ralph S. Mason III
                                 -----------------------------------------------
                                  Name: Ralph S. Mason III
                                  Title: Vice Chairman, Executive Vice
                                         President, General Counsel


                              JAFRA COSMETICS, S.R.L., as Jafra S.A. Subsidiary Guarantor


                              By: /s/ Thomas E. Ireland
                                 -----------------------------------------------
                                  Name: Thomas E. Ireland
                                  Title: Attorney In Fact


                              CDRJ ACQUISITION CORPORATION,
                              as Issuer on a several, and not joint, basis and as an Existing Guarantor


                              By: /s/ Ronald B. Clark
                                 -----------------------------------------------
                                  Name: Ronald B. Clark
                                  Title: Chairman and CEO


                              JAFRA COSMETICS INTERNATIONAL S.A. de C.V., as Issuer on a several, and not joint, basis, and as an Existing Guarantor


                              By: /s/ Ralph S. Mason III
                                 -----------------------------------------------
                                  Name: Ralph S. Mason III
                                  Title: Vice Chairman, Executive Vice
                                         President and General Counsel




                              CDRJ INVESTMENTS (LUX) S.A., as an Existing
                              Guarantor


                              By: /s/ Thomas E. Ireland
                                 -----------------------------------------------
                                  Name: Thomas E. Ireland
                                  Title: Treasurer and Director


                                       5
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                              STATE STREET BANK AND TRUST COMPANY, as Trustee


                              By: /s/ P.G. Kane, Jr.
                                 -----------------------------------------------
                                  Name: P.G. Kane, Jr.
                                  Title: Vice President

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